SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14 (a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2)
/X/	Definitive Proxy Statement
/X/	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

(Name of Registrant as Specified In Its Charter)

Evergreen Bancorp, Inc.

Commission file no.: 0-10275

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/     No fee required.
/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

(1)	Title of each class of securities to which transaction applies:
(2)     Aggregate number of securities
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)     Proposed maximum aggregate value of transaction:
(5)     Total fee paid:
/ /     Fee paid previously with preliminary materials.
/ / 	Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
        (2)     Form, Schedule or Registration Statement No.:
        (3)     Filing Party:
        (4)     Date Filed:

                                    [logo]

TO THE STOCKHOLDERS OF
EVERGREEN BANCORP, INC.:

You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Evergreen Bancorp, Inc. ("Evergreen") which will be held in the Adirondack Room of the Queensbury Hotel, located at 88 Ridge Street, in Glens Falls, NY, 12801, on May 8, 1997, at 10:00 a.m., local time.

ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE 1997 ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend.

If you have any questions about the enclosed Proxy Statement or the 1996 Annual Report, please let us hear from you.

                                      Sincerely,
                                      /s/ George W. Dougan
                                      George W. Dougan
                                      Chairman, President and
                                      Chief Executive Officer

                                   [LOGO]
                            EVERGREEN BANCORP, INC.
                                237 Glen Street
                          Glens Falls, New York 12801
                                (518) 792-1151

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held on May 8, 1997

NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Evergreen Bancorp, Inc. ("Evergreen") will be held in the Adirondack Room of the Queensbury Hotel, located at 88 Ridge Street, in Glens Falls, New York 12801, on May 8, 1997, at 10:00 a.m., local time (the "1997 Annual Meeting"), for the following purposes:

1. Elect Directors. To consider and vote upon the election of two directors to serve until the Year 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

2. Plan Adoption. The adoption of the Amended and Restated 1995 Stock Incentive Plan; and

3. Plan Adoption. The adoption of amendments to the 1995 Directors Stock Option Plan; and

4. Other Business. To transact such other business as may come properly before the 1997 Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 1, 1997, are entitled to receive notice of and to vote at the 1997 Annual Meeting or any adjournment thereof. All stockholders, whether or not they expect to attend the 1997 Annual Meeting in person, are requested to complete, date, sign, and return the enclosed form of Proxy in the accompanying envelope. The Proxy may be revoked by the person who executed it by filing with the Secretary of Evergreen an instrument of revocation or a duly executed Proxy bearing a later date, or by voting in person at the 1997 Annual Meeting.

                                   By Order of the Board of Directors

                                   /s/ Kathleen Martinez
                                   Kathleen Martinez
                                   Secretary

April 4, 1997

PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE 1997 ANNUAL MEETING. IF YOU ATTEND THE 1997 ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY HAVE RETURNED YOUR PROXY

                            EVERGREEN BANCORP, INC.
                                237 Glen Street
                          Glens Falls, New York 12801

                                PROXY STATEMENT
                                      FOR
                  ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                  MAY 8, 1997

INTRODUCTION

General

This Proxy Statement is being furnished to the stockholders of Evergreen Bancorp, Inc. a Delaware corporation (the "Company" or "Evergreen"), in connection with the solicitation of Proxies by the Board of Directors of Evergreen from holders of the outstanding shares of the common stock, par value $3.33 per share ("Evergreen Common Stock"), of Evergreen, for use at the Annual Meeting of Stockholders of Evergreen to be held on May 8, 1997, or any adjournment thereof (the "1997 Annual Meeting"). The 1997 Annual Meeting is being held to consider and vote:

1. For the election of two (2) directors to serve until the Year 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

2. To consider and vote upon the approval of the Amended and Restated 1995 Stock Incentive Plan; and

3. To consider and vote upon the approval of Amendments to the 1995 Directors Stock Option Plan; and

4.  Such other business as may come properly before the 1997 Annual Meeting.

The principal executive offices of Evergreen are located at 237 Glen Street, Glens Falls, New York 12801. The telephone number of Evergreen at such offices is (518) 792-1151.

This Proxy Statement is dated April 4, 1997, and is first being mailed to the stockholders of Evergreen on or about April 4, 1997.

Record Date, Solicitation, and Revocability of Proxies

The Board of Directors of Evergreen has fixed the close of business on April 1, 1997, as the record date for the determination of the Evergreen stockholders entitled to receive notice of and to vote at the 1997 Annual Meeting. Accordingly, only holders of record of shares of Evergreen Common Stock at the close of business on such date will be entitled to vote at the 1997 Annual Meeting. At the close of business on the record date, there were 9,044,690 shares of Evergreen Common Stock issued and outstanding and held by approximately 1,661 stockholders of record. For information with respect to any stockholders who own or are deemed to own more than 5% of the outstanding Evergreen Common Stock, see "Background and Equity Ownership of Directors and Officers". Shares of Evergreen Common Stock represented by a properly executed Proxy, if such Proxy is received in time and not revoked, will be voted at the 1997 Annual Meeting in accordance with the instructions indicated in such Proxy.

Holders of Evergreen Common Stock are entitled to one vote on each matter considered and voted upon at the 1997 Annual Meeting for each share of Evergreen Common Stock held of record at the close of business on April 1, 1997. To hold a vote on any proposal or other matter, a quorum must be assembled, which is a majority of the Evergreen Common Stock issued and outstanding, present in person or represented by Proxy. In determining whether a quorum exists at the 1997 Annual Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including those to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes will be counted. Provided that a quorum is present, the vote required for the election of directors is a plurality of the votes of the shares of Evergreen Common Stock present in person or represented by Proxy at the 1997 Annual Meeting and entitled to vote. Consequently, with respect to the proposal for the election of directors, abstentions and broker non-votes will not be counted as part of the base number of votes to be used in determining if a nominee has received the requisite number of votes. Thus, for the election of directors, an abstention or broker non-vote will have no effect. With respect to any other matter that might be, but is not expected to be, voted on at the 1997 Annual Meeting, the required vote for approval is a majority of the shares of Evergreen Common Stock represented and entitled to vote at the 1997 Annual Meeting. Consequently, with respect to any such matters, abstentions will be counted as part of the base number of votes to be used in determining if such matter has received the requisite number of base votes for approval, but broker non-votes will not be counted in such base for such matters. Thus, an abstention will have the same effect as a vote "against" such matter, while a broker non-vote will have no effect.

A stockholder who has given a Proxy may revoke it at any time prior to its exercise at the 1997 Annual Meeting by either: (i) giving written notice of revocation to the Secretary of Evergreen, (ii) properly submitting to Evergreen a duly executed Proxy bearing a later date; or (iii) voting in person at the 1997 Annual Meeting. All written notices of revocation or other communications with respect to revocation of Proxies should be addressed as follows: Evergreen Bancorp, Inc., 237 Glen Street, Glens Falls, New York 12801, Attention: Kathleen Martinez, Secretary.

The 1996 Annual Report to Stockholders, including consolidated financial statements for the fiscal year ended December 31, 1996, either has been mailed to stockholders previously or accompanies this Proxy Statement.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

General

The Bylaws of Evergreen currently provide that the Board of Directors will consist of at least five and no more than 25 members, and that the total number of directors may be fixed by resolution of the Board of Directors. However, the total number of directors may not be increased by more than two between any two successive annual meetings of stockholders. The Board has currently established the number of directors at 13. Further, the Certificate of Incorporation provides that the Board of Directors will be divided into three classes, as nearly equal as possible, with each class serving a three-year term, and one class elected annually.

The term of two of the members of the Board expires at the 1997 Annual Meeting. The 1997 Annual Meeting is being held to elect two directors of Evergreen to serve three-year terms of office. Accordingly, the members are standing for reelection to serve a three-year term expiring at the 2000 Annual Meeting of Stockholders and until their successors have been elected and qualified.

All shares represented by valid Proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. In the event that any nominee is unable to serve (which is not anticipated), the persons designated as Proxies will cast votes for the remaining nominees and for such other persons as they may select.

The affirmative vote of the holders of a plurality of the shares of Evergreen Common Stock represented and entitled to vote at the 1997 Annual Meeting, at which a quorum is present, is required for the election of the directors listed below.

THE NOMINEES LISTED BELOW HAVE BEEN RECOMMENDED TO THE EVERGREEN BOARD OF DIRECTORS BY THE HUMAN RESOURCES AND NOMINATING COMMITTEE THEREOF. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

The following table sets forth certain information with respect to each nominee or director continuing in office of Evergreen, and for executive officers of Evergreen or its principal bank subsidiary, Evergreen Bank, N.A., including the number of shares of Evergreen Common Stock beneficially owned by each such person on December 31, 1996.

Based on all available information as of December 31, 1996, no holder of record of Evergreen Common Stock has filed with Evergreen a copy of a Schedule 13D or Schedule 13G indicating beneficial ownership of 5% or more of the outstanding of Evergreen Common Stock.

                                              NOMINEES FOR ELECTIONS AS A DIRECTOR
                                          For Term Expiring at Year 2000 Annual Meeting
Background and Equity Ownership of
Directors and Executive Officers
Name, Age, and Year                                                                        Number and Percentage of Shares
First Elected a Director or                                                                of Evergreen Common Stock
Executive Officer                      Background Information                              Beneficially Owned <F1> <F6>
Phillip H. Morse                       Retired; Chairman of NAMIC U.S.A.  Corp. and        29,390
Age:  54                               NAMIC International, Inc., specialty medical        <F0>
Elected to Board:  1982                devices manufacturing companies, from 1969 to 1995.

Carl R. DeSantis                       Vice Chairman of the Board of Evergreen since 1993; 25,302 <F2>
Age:  70                               Vice Chairman and director of Franchise Associates, <F0>
Elected to Board:  1980                Inc., a privately-held restaurant operation,
                                       since 1986.

                                       MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE
                                            Term Expiring at Year 1998 Annual Meeting
Name, Age, and Year                                                                        Number and Percentage of Shares
First Elected a Director or                                                                of Evergreen Common Stock
Executive Officer                      Background Information                              Beneficially Owned <F1> <F6>
George W. Dougan                       President and Chief Executive Officer of Evergreen  163,469
Age:  57                               since March 7, 1994, and Chairman of the Board      (1.8%)
Elected to Board:  1994                since May 19, 1994;  Chairman of the Board, Bank
                                       of Boston, Florida Division, from 1992 to 1994;
                                       and Senior Vice President, Bank of Boston from 1988
                                       to 1992.

William E. Philion                     Retired; President and Chief Executive Officer      13,348
Age:  70                               of Glens Falls Hospital from 1971 to 1989.          <F0>
Elected to Board:  1980

Alan R. Rhodes                         Attorney with Bartlett, Pontiff, Stewart & Rhodes,  43,100 <F2>
Age:  59                               P.C., a law firm, and its predecessors, since 1963. <F0>
Elected to Board:  1980

Floyd H. Rourke                        Retired; Chairman of the Board and President of     143,889
Age:  68                               Sandy Hill Corp., a privately-held paper machinery  (1.6%)
Elected to Board:  1980                manufacturing company, from 1979 to 1992.

Walter Urda                            Steel Systems Technology Limited, construction      3,225
Age:  69                               consultant since 1996; President of Irontech        <F0>
Elected to Board:  1989                Industries, Inc., a construction company, from
                                       1990 to 1995.

                                     MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                                          For Term Expiring at Year 1999 Annual Meeting
Name, Age, and Year                                                                        Number and Percentage of Shares
First Elected a Director or                                                                of Evergreen Common Stock
Executive Officer                      Background Information                              Beneficially Owned <F1> <F6>
John W. Bishop                         Retired; self-employed construction consultant      28,948
Age: 69                                from 1991 to present.                               <F0>
Elected to Board:  1980

Joan M. Mannix                         Real Estate Developer; former President and Owner   35,200 <F3>
Age:  58                               of Kubricky Construction Corporation, heavy         <F0>
Elected to Board:  1980                construction, from 1980 to 1983; and Ridge
                                       Enterprises, Inc., a real estate company, from
                                       1985 to 1995.

Michael D. Ginsburg                    Partner, M & R Ginsburg Partners.                   235,139 <F4>
Age:  59                                                                                   (2.6%)
Elected to Board:  1980 and 1994

Robert F. Flacke                       President of Fort William Henry Corporation,        11,829 <F5>
Age:  64                               a hotel operation, since 1960.                      <F0>
Elected to Board:  1980

Anthony J. Mashuta                     President, Cool Insuring Agency, Inc., Insurance    7,990
Age:  40                               Services, since 1992; Senior Vice President         <F0>
Elected to Board:  1995                from 1986 to 1992.

Paul W. Tomlinson                      Retired; President of Salem Farm Supply, Inc.,      134,848
Age:  64                               a privately-held farm equipment and sales           (1.5%)
Elected to Board:  1982                company, from 1954 to 1988.

Other Executive Officers
Name, Age, and Year                                                                        Number and Percentage of Shares
First Elected a Director or                                                                of Evergreen Common Stock
Executive Officer                      Background Information                              Beneficially Owned <F1> <F6>
Paul A. Cardinal                       Executive Vice President, General Counsel,          31,918
Age:  40                               Evergreen Bancorp, Inc. and Evergreen Bank, N.A.    <F0>
Appointed Executive Officer:  1995

Thomas C. Crowley                      Executive Vice President, Chief Credit Officer of   24,821
Age: 50                                Evergreen Bancorp, Inc. and Evergreen Bank, N.A.    <F0>
Appointed Executive Officer:  1994

Anthony J. Koenig                      Executive Vice President, Chief Administrative      47,313
Age: 58                                Officer of Evergreen Bancorp, Inc. and              <F0>
Appointed Executive Officer:  1986     Evergreen Bank, N.A.

Michael P. Brassel                     Regional President, Evergreen Bank, N.A.            51,532
Age: 55                                                                                    <F0>
Appointed Executive Officer:  1987

All Executive Officers and                                                                 1,103,475 <F6>
  Directors as a group (20 persons)                                                        (12.1%)

Footnotes to Information as to Directors and Officers
<F0>  Represents less than 1%.
<F1>  Information relating to beneficial ownership of Evergreen Common Stock by directors is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the Securities and Exchange Commission under
Section 13 of the Securities Exchange Act of 1934, as amended. Except as indicated in other notes to this table describing special relationships with other persons and specifying shared voting or investment power, directors possessed sole voting and investment power with respect to all shares of Evergreen Common Stock set forth opposite their names.
<F2>  Includes 165 shares held by Mr. DeSantis' wife.
<F3>  Includes 5,088 shares held by Ms. Mannix' husband.
<F4>  Includes 17,698 shares held by Mr. Ginsburg as custodian for his daughter and grandchildren, and 91,818 shares for which he has Power of Attorney.
<F5>  Includes 1,069 shares held by Mr. Flacke's wife.
<F6>  Included in the shares listed as "beneficially owned" are the following shares which the persons listed have the right to acquire within sixty days pursuant to stock options: (a) under the 1995 Directors Stock Option Plan -- Mr. Bishop (400),
Mr. Ginsburg (800), Mr. Flacke (800), Mrs. Mannix (800), Mr. Mashuta (800), Mr. Tomlinson (800),  Mr. Morse (800),  Mr. Rhodes
(800), Mr. Rourke (400), and Mr. Urda (800); (b)  under the employee stock option plans -- Mr. Dougan (100,000), Mr. Crowley
(17,500), Mr. Brassel (28,200), Mr. Koenig (37,900) and Mr. Cardinal (29,000); and (c) under all stock option plans -- All directors and executive officers as a group (219,800).

Information About the Board of Directors and Its Committees

The Board of Directors of Evergreen held 12 meetings during 1996. All of the directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and all committees of the Board on which they served during 1996.

Evergreen's Board of Directors presently has three principal committees: the Human Resources and Nominating Committee; the Executive Committee; and the Audit Committee. Information regarding the functions of those committees, their membership, and the number of meetings held during 1996 follows.

The Human Resources and Nominating Committee reviews all of Evergreen's benefit plans on a regular basis and makes recommendations and regular reports thereon to the Board of Directors. Additionally, the Committee recommends nominees for election as directors. The Human Resources and Nominating Committee must deliver written nominations to the Secretary, and each nomination must include a statement of the experience and the background of the nominee. Any nominations for directors by stockholders will be taken under advisement by the Board. The Human Resources and Nominating Committee met 6 times during 1996. Its current members are Messrs. Flacke (Chairman), Mashuta, Philion, and Urda.

The Executive Committee acts on behalf of the full board between Board meetings, within legal limitations, advises management on significant strategic, regulatory or policy matters, oversees asset, liability, and investment management, and advises on issues not in the purview of other Board Committees. During 1996 the Executive Committee held 9 meetings. The members of the Executive Committee are Messrs. Philion (Chairman), DeSantis, Dougan, Flacke, Morse, Rhodes, and Ms. Mannix.

The Audit Committee annually recommends to the Board of Directors the firm to be engaged as independent accountants of Evergreen for the next year; reviews the plan for the audit engagement, results of internal auditing, and reports of regulatory authorities; generally reviews financial reporting procedures; and periodically reports to the Board. During 1996 the Audit Committee held 5 meetings. The members of the Audit Committee are Ms. Mannix (Chairperson) and Messrs. Mashuta, Rourke and Urda.

Director Compensation

Cash Remuneration. The non-employee directors of Evergreen receive for their services as directors an annual retainer fee of $5,000. In addition, non-employee directors of Evergreen receive $500 for attendance at each Board meeting and $300 for attendance at each committee meeting with the exception of the Executive Committee, for which they are paid $400. Non-employee directors are also compensated for committee meetings of the subsidiary bank. No additional remuneration is received by any director for special assignment. A total of $202,700 was paid during 1996 to the non-employee directors of Evergreen for all services rendered.

Directors Stock Option Plan. Each outside Director is entitled to participate in the Company's 1995 Directors Stock Option Plan (the "Directors Stock Option
Plan").   A total of 60,000 shares of the Common Stock are reserved for issuance pursuant to non-qualified stock options (the "Director Options") issued under such plan, and Director Options covering 6,000 shares and 4,800 shares of Common Stock were granted in 1995 and 1996, respectively. Stock options issuable under the Directors Stock Option Plan are granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. An annual grant of 400 Director Options is made to each eligible non-employee director following the Annual Meeting of Stockholders, on the next NASDAQ National Market System trading day. All Director Options vest one year from the date of grant.

The Directors Stock Option Plan is being amended to increase the number of shares that are authorized for issuance under the plan, to increase the number of shares that are granted annually to non-employee directors and to otherwise conform to 1996 amendments to Rule 16b-3 under the Securities Exchange Act of 1934, as amended. See "Proposal Three -- Amendments To The 1995 Directors Stock Option Plan".

                      Executive Compensation And Benefits

The Summary Compensation Table set forth below contains certain information concerning compensation for the named executive officers of Evergreen for the periods indicated. Certain columns have been omitted because there are no amounts reportable under the captions called for under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations
thereunder.   No information is provided in the following Summary Compensation
Table for 1996 with respect to any named officer who did not serve as an executive officer at any time of the year.

                                                   SUMMARY COMPENSATION TABLE
                                                                Long-Term Compensation
                                  Annual Compensation <F1>      Awards
(a)                     (b)       (c)            (d)            (e)            (f)            (g)
                                                                Restricted     Securities     All other
                                                                Stock          Underlying     Compen-
                                  Salary         Bonus          Awards <F2>    Options/       sation <F4>
Name                    Year      ($)            ($)            ($)            SARS <F3> (#)  ($)
George W. Dougan        1996      313,915        148,688        111,200        10,000          5,819
CEO                     1995      296,923        114,375              0             0          8,429
                        1994      222,115         55,000         80,600        90,000         79,482

Paul A. Cardinal<F5>    1996      123,508         48,750              0         8,000          3,913
EVP                     1995       66,923         18,750              0        21,000              0
                        1994           --             --             --            --             --

Thomas C. Crowley       1996      140,490         55,453         66,720         8,000          5,819
EVP                     1995      134,750         42,656              0             0          4,450
                        1994       87,500         19,500              0        21,500         25,167

Anthony J. Koenig       1996      124,280         49,055              0         8,000          5,819
EVP                     1995      119,202         37,734              0             0          7,979
                        1994      115,000         23,000              0        21,000         28,768

Michael P. Brassel      1996      120,500         37,656              0             0          5,234
Regional President      1995      120,500         30,125              0             0          7,294
                        1994      120,500         19,280              0        12,000         22,787

<F1>  The named executive officers did not receive any perquisites nor other personal benefits in which the aggregate amount of  such compensation exceeded $50,000 or 10% of the total of his annual salary and bonus.
<F2>  The amount in this column represents the dollar value at the date of award of restricted stock awards calculated using
the closing sale price of Evergreen Common Stock on the date of grant.    The restricted stock vests in three equal
installments annually.  Dividends will be paid on the shares of restricted stock if, and to the extent, dividends are paid on
Common Stock generally.  If a change in control were to occur, the restricted stock would immediately vest in full.
<F3>  All of the stock option grants have been adjusted for a two-for-one stock split, effective September 16, 1996, effected in the form of a 100% stock dividend.  The original stock option grants were one-half of the share numbers presented.
<F4>  The compensation reported in this column is composed of the following  amounts allocated to accounts in the 401(k) Plan, as an employer matching contribution, Mr. Dougan $2,375, Mr. Crowley $2,375, Mr. Koenig $2,375, Mr. Cardinal $1,014, and Mr.
Brassel $2,375; amounts allocated to accounts in the Stock Purchase Plan, as an employer matching contribution, Mr. Dougan
$900, Mr. Crowley $900, Mr. Koenig $900, and Mr. Brassel $315; amounts allocated to accounts in the Employee Stock Ownership
Plan (ESOP), as an employer contribution, Mr. Dougan $2,544, Mr. Crowley $2,544,  Mr. Koenig $2,544, Mr. Cardinal $2,465 and
Mr. Brassel $2,544.
<F5>  Mr. Cardinal commenced employment with Evergreen on June 5, 1995, as Executive Vice President and General Counsel.

Option/SAR Grants in Last Fiscal Year

The following table provides details regarding stock options granted to the individuals named in the Summary Compensation Table. In addition, in accordance with SEC rules, there are shown the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                                                                     Potential Realizable Value at Assumed Annual Rates
                                       Individual Grants             of Stock Price Appreciation for Option Term <F2>
                                       Number of      % of Total     Exercise or    Expiration or  5%             10%
                                       Securities     Options/SARs   Base Price     Base Price
                                       Underlying     Granted to
                                       Options/SARs   Employees in
Name                                   Granted        Fiscal Year
                                       (#) <F1>       (%)            ($/Sh)         ($/Sh)         ($)            ($)
George W. Dougan                        10,000         4.10                 11.25   2006           70,700         179,300
Paul A. Cardinal                         8,000         3.28                 11.25   2006           56,560         143,440
Thomas C. Crowley                        8,000         3.28                 11.25   2006           56,560         143,440
Anthony J. Koenig                        8,000         3.28                 11.25   2006           56,560         143,440
Michael P. Brassel                           0           --                    --     --               --              --
All Executive Officers as a group (8)   46,000        18.84                 11.25   2006               --              --
Non-Executive Officer employee group   198,132        81.16          11.25; 15.75   2006               --              --

<F1>  The stock option grants have been adjusted for a two-for-one stock split, effective September 16, 1996, effected in the form of a 100% stock dividend.  The original stock option grants were one-half of the share numbers presented except for a special grant of 145,632 non-qualified stock options to the Non-Executive Officer employee group that was made after the effective date of the Evergreen Common Stock split.
<F2>  Potential Realizable Value is based on an assumed annual growth rate for each of the grants shown over their ten-year term.  The potential values are not calculated for the groups.  The potential values are set forth to comply with applicable regulations of the Securities and Exchange Commission, and Evergreen cannot predict whether these values can be achieved.
Actual gains, if any, on stock option exercises are dependent on the future performance of the Evergreen Common Stock.

            Aggregate Option/SAR Exercises in Last Fiscal Year and
                      Fiscal Year-End Options/SAR Values

The following table shows stock option exercises by the individuals named in the Summary Compensation Table. In addition, this table includes the number of shares covered by both exercisable and unexercisable options as of December 31, 1996. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end price of Evergreen Common Stock.

(a)                     (b)                      (c)                      (d)                      (e)
                                                                          Number of Securities     Value of  Unexercised
                                                                          Underlying Unexercised   In-the-Money
                                                                          Options/SARs             Options/SARs
                                                                          at FY-End (#)            at FY-End ($)
                        Shares Acquired          Value Realized           Exercisable/             Exercisable/
Name                    on Exercise (#)          ($)                      Unexercisable            Unexercisable
George W. Dougan            0                         0                   90,000/10,000            747,900/51,200
Paul A. Cardinal            0                         0                   21,000/8,000             160,650/40,960
Thomas C. Crowley       6,000                    53,250                    9,500/8,000              87,780/40,960
Anthony J. Koenig       3,000                    44,250                   29,900/8,000             280,728/40,960
Michael P. Brassel          0                         0                   28,200/0                 269,679/0

Employment Agreement. In connection with the employment of George W. Dougan as Evergreen's Chairman, President, and Chief Executive Officer, Evergreen and Mr. Dougan entered into an employment agreement, effective as of March 7, 1994 (the "Employment Agreement"), providing for the employment of Mr. Dougan as President and Chief Executive Officer of Evergreen for a term commencing on March 7, 1994, and continuing until February 28, 1997, unless earlier terminated in accordance with the terms of the Employment Agreement.

Under the Employment Agreement in effect in 1996, Mr. Dougan is paid an annual base salary of not less than $317,500, to be reviewed from year-to-year by the Board of Directors of Evergreen. In addition, Mr. Dougan is entitled to participate in an incentive plan that would provide an annual incentive bonus equal to 30% of his annual base compensation, provided all performance criteria established by the Human Resources and Nominating Committee are satisfied. The Agreement provides for certain other benefits, including participation in all executive benefit plans and arrangements and an automobile allowance. In the event of Mr. Dougan's death or disability, the Agreement terminates immediately and Evergreen is obligated only to pay compensation or benefits actually earned or accrued through such date. If Mr. Dougan's employment is terminated by Evergreen "without cause", he will be entitled to continuation of base salary for the remainder of the Agreement and an annual incentive bonus, prorated through the date of termination, with a minimum of 12 months continuation of base salary and benefits. If Mr. Dougan resigns for "good reason," unresolved to his satisfaction, all matters would be determined through binding arbitration. In the event of the termination of Mr. Dougan's employment following a change in control, Mr. Dougan will be entitled to base compensation for a period of 36 months, in a single lump sum, discounted to present value, bonus payments for the 36 months equal to the average of bonuses paid during the two preceding calendar years; health and life insurance for 36 months at the current level and participation in employee benefits plans, to the extent permitted by law for the 36-month period. For these purposes, a change in control is similar to that described below. See "Severance Agreements".

The Employment Agreement in effect in 1996 was modified and extended on December 15, 1996 (the "New Employment Agreement"), effective March 7, 1997, to provide for an additional term of three years, on similar terms as the Employment Agreement. Mr. Dougan may extend the term of his employment under the New Employment Agreement for up to an additional four years, through March 7, 2004.

Severance Agreements. Evergreen has entered into separate Change of Control Agreements, with each of the named Executive Officers other than Mr. Dougan, which Agreements are for an initial term of three years, and renewable periodically annually thereafter at the sole discretion of the Human Resources and Nominating Committee of the Board. See -- "Information about the Board of Directors and its Committees." The Agreements generally provide that the executive shall be entitled to benefits as described in this paragraph if a change in control, as defined in the Agreements, occurs during the term of the respective Agreement and the executive's employment is terminated within two years following the change in control. Benefits under the Agreements include payment of the executive's current salary, for periods ranging from six months to one year. During the same twelve months, the executive is entitled to receive payments equal to the average bonuses paid the executive during the two calendar years preceding termination, health insurance benefits, and participate in employee benefits plans for one year to the extent permitted by applicable law, and is entitled to certain executive recruiting services. In addition, Mr. Cardinal has a severance agreement providing for payment of salary continuation for twelve months in the event of termination without cause, as defined in his severance agreement. For purposes of the Change of Control Agreements, a change in control is: (i) the acquisition by any "person", (as defined by the Exchange Act) in any twelve month period of the aggregate of twenty-five percent of the combined voting power of the company's outstanding securities, (ii) in a period of two consecutive years, a majority change in the composition of the Board of Directors, unless such changes shall have been approved in advance by a vote of the directors then still in office who were directors at the beginning of the period, (iii) the consummation of a merger, consolidation or business combination other than one in which the holders of Common Stock of Evergreen immediately prior to the combination hold securities of the surviving entity representing at least sixty percent of the common stock of the surviving entity, (iv) complete plan of liquidation under a business combination or sale of all or of substantially all of the assets of the Company, or (v) such other situation as the Board of Directors determines constitutes a change in control for purposes of the Agreements.

Pension Plan. Evergreen maintains a noncontributory defined benefit pension plan (the "Pension Plan") covering all full-time, salaried employees who have attained age 18 and have completed at least one year of service and one thousand hours of service during such year. Benefits under the Pension Plan are determined primarily by years of service and the average of the salary during the three highest paid years of an employee's ten final years of employment. The following table sets forth the estimated annual benefits payable upon retirement to persons in the specified salary and years-of-service classifications.

                               PENSION PLAN TABLE
                                Years of Service
Final Year    Compensation
Salary        Base           15        20        25        30        35
$125,000      $125,000       $34,365   $45,820   $57,275   $68,729   $68,729
 150,000       150,000        41,677    55,570    69,462    83,354    83,354
 175,000       153,333        42,652    56,870    71,087    85,304    85,304
 200,000       153,333        42,652    56,870    71,087    85,304    85,304
 225,000       153,333        42,652    56,870    71,087    85,304    85,304
 250,000       153,333        42,652    56,870    71,087    85,304    85,304
 300,000       153,333        42,652    56,870    71,087    85,304    85,304
 400,000       153,333        42,652    56,870    71,087    85,304    85,304
 450,000       153,333        42,652    56,870    71,087    85,304    85,304
 500,000       153,333        42,652    56,870    71,087    85,304    85,304

The benefits payable under the Pension Plan are based on an employee's base salary and the amount of any bonus paid to such employee. Non-cash compensation is not considered. Credited years of service through 1996 under the Pension Plan for Mr. Dougan -- 2, Mr. Cardinal -- 1, Mr. Crowley -- 2, Mr. Koenig -- 11, and Mr. Brassel -- 16, respectively. The estimated annual benefits reflected in the preceding table have been computed in straight-life annuity amounts and are not subject to any deduction for Social Security or other offset amounts.

Evergreen established in 1995 a Supplemental Executive Retirement Plan (the "Supplemental Plan"), an unfunded, non-qualified benefit plan, which plan had one participant, Mr. Dougan, at its inception. The Supplemental Plan provides for the payment of 40% of his eligible compensation as a retirement benefit to Mr. Dougan, reduced by any benefits payable to him under Evergreen's qualified retirement plan. The supplemental benefits are earned by Mr. Dougan upon normal retirement at age 65 or upon a change in control of Evergreen, and they vest on a pro-rata basis beginning after five years of service. The combined effect of the Pension Plan and the Supplemental Plan is that the years of credited service at normal retirement for Mr. Dougan would be approximately
23. The other executive officers are eligible for supplemental retirement benefits relating to compensation in excess of $150,000 annually, which vest on a pro-rata basis beginning after five years of service.

                                 Report of the
                   Human Resources and Nominating Committee

The Human Resources and Nominating Committee of Evergreen (the "Committee") is pleased to present its report on Executive Compensation, describing the components of the compensation program and the basis on which 1996 compensation determinations were made by the Committee.

The Committee's purpose is to hire, develop and retain the highest quality of managers possible. The Committee is principally responsible for establishing and administering the executive compensation program of the Company. These duties include approving salary increases for the Company's key executives and administering both the annual incentive plan and the stock option plans.

Compensation Philosophy and Overall Objectives -- It is the philosophy of the Company that executive Compensation be directly linked to continuous improvements in the financial performance and soundness of the Company, including the principal bank subsidiary. The components of the executive compensation program are salary, annual incentive awards, stock options, restricted stock grants and saving and retirement benefits. The program is designed to: (1) attract and retain competent people with competitive salaries; (2) provide incentives for increased profitability and improvements in credit quality and financial soundness; and (3) align the long-term interests of management with the interests of stockholders by encouraging executive ownership of common stock of the Company.

Compensation Program Components in 1996

The Committee regularly reviews the Company's compensation program to ensure that salary levels and incentive opportunities are competitive and reflect the performance goals of the Company. In determining competitive levels, the Committee used information from five banking industry compensation surveys and other data compiled by the Company's outside compensation consultant, Sibson and Company. The target levels in the Company's incentive plans are linked directly to financial and credit quality performance. The specific elements of the compensation program are set forth below.

Base Salary -- The base salary was generally established in a range between the 50th percentile (median) and the 75th percentile of a selected group of similarly sized and situated regional banks in the compensation surveys. There is no employment agreement in effect for a minimum base salary for any named executive officer other than the Chief Executive. See "Employment
Agreement".   Increases in base salaries for the parent company executive officers are approved annually by the Committee. Increases for the executive officers at the bank subsidiary level are approved annually by the Chief Executive, within guidelines established by the Committee.

The Committee completed a review of base salaries in early 1994, and assessed the competitiveness of current salary levels based on an analysis of relevant, independent, market information and, as a result, developed a process for establishing grade levels. The Committee has generally maintained salary increases averaging 4% annually for the named executive officers in the past three fiscal years, including 1996. The Committee intends to provide recommendations for the ongoing evaluation of base salary levels as appropriate.

Annual Incentive Compensation -- Key executives, including the named executive officers, were eligible for annual incentive (bonus) awards based on the performance of Evergreen against predetermined targets. The annual incentive program provides for payment shortly after the fiscal year being measured. The annual incentive awards are weighted principally on financial performance using a matrix that measures Evergreen actual financial results for net income and return on equity against the goals established at the beginning of each fiscal year. The matrix provides for awards ranging from 30% of a target bonus to 150% of a target bonus, depending on the level of net income and return on equity achieved in the year. At the budget level, the award would be 100% of the target bonus. The Committee may also consider certain qualitative factors in assessing whether to increase the award (as determined by financial performance component) by up to 25% or decrease the award to zero, including the following: the financial soundness of the principal bank subsidiary; the credit quality of the principal bank subsidiary; and non-interest income and non-interest expenses. The resultant award percentage is applied to the target bonus for each key executive. The target bonus for the named executive officers, other than the Chief Executive, ranges from 20% to 25% of their base salaries.

In 1996, Evergreen exceeded the targets for net income and return on equity, entitling each of the named executive officers to 125% of their target bonus. In addition, the Committee considered the substantial improvements in the financial soundness and credit quality of the principal bank subsidiary. In particular, nonperforming assets declined from approximately $10 million in 1995 to $7 million in 1996, a nearly 30% decrease, and the reserve for loan losses improved to a coverage ratio of over 232% of non-performing loans, an increase from approximately 205% coverage of nonperforming loans in 1995. Net income goals were exceeded by approximately $1 million, totaling $10.3 million in 1996, the highest earnings ever reported by the Company. The Company generated a strong 7% growth in deposits and 11% increase in loans, while significantly reducing the Company's operating expenses approximately $2.5 million from prior year levels. Consequently, the Committee, with the support of the full Board of Directors, awarded a subjective bonus that, combined with the financial performance bonus awarded to all of the named executive officers, resulted in an incentive for each of the named executive officers ranging from 25% to 37.5% of base salary.

Long-Term Incentives -- The Committee sets the standards for eligibility to participate in the long-term incentives and defines the performance guidelines and goals that executives must satisfy and reach to receive certain additional compensation as long-term incentives. The Committee has determined that long-term incentives, such as stock options and restricted stock grants, are the most significant means of providing a competitive, long-term income to key employees. The Committee also believes that Evergreen's long-term goals are best achieved through long-term stock ownership.

The Committee awards the grant of stock options under the Long-Term Incentive Program based on established guidelines for each salary grade level. The exercise price of all options granted under the Stock Incentive Plan is set at 100% of fair market value on the date the option was granted, with a term of ten years, and generally vesting one year from the date of grant.

In 1996, a total of 34,000 stock options were awarded to the named executive officers. In addition, the Committee awarded a grant of restricted stock totaling 6,000 shares to Mr. Crowley, the Company's Chief Credit Officer, in recognition of his role in the substantial improvement in the credit quality of the loan assets of the Company's principal bank subsidiary. The restricted stock award vests in three equal installments over a period of three years. The stock option grants and the restricted stock grant described above have been adjusted for a subsequent two-for-one stock split, effective September 16, 1996, effected in the form of a 100% stock dividend, of Evergreen Common Stock.

Chief Executive Officer's Compensation

The Chief Executive was compensated in 1996 according to a three year employment agreement, approved by the Board of Directors, effective March 7, 1994. The agreement originally provided for a base salary of $275,000, which was increased by the Board of Directors to an annual rate of $317,500 in 1996. The Committee believed that the base salary increase was warranted to bring it in line with the median of other comparable financial institutions surveyed by the Company's outside compensation consultant. See "Employment Agreement".
The Chief Executive participates generally in all other benefit programs available to executive officers.

The Chief Executive's employment agreement also provided for an incentive payment for each fiscal year of the term of the employment agreement at a target level equal to 30% of his base salary. He is measured against the same performance targets of the other named executive officers. As described above, in 1996 the Company exceeded the financial targets established by the Committee. In addition, the Committee also considered that the Chief Executive's tenure at the Company in 1994, 1995, and 1996 led to substantial improvement in the credit quality and financial soundness at the principal bank subsidiary, which was released from a formal agreement with the Office of the Controller of the Currency, and the reinstatement of the common stock dividend at both the bank and the parent company. Consequently, the Committee awarded a subjective bonus that, combined with the financial performance bonus awarded to all of the named executive officers, resulted in an incentive award of 125% of the Chief Executive's target bonus, equal to 37.5% of his base salary.

The Chief Executive participates in the Stock Incentive Plan, and was granted 10,000 stock options in 1996. In addition, the Committee awarded a grant of restricted stock totaling 10,000 shares to Mr. Dougan, in recognition of his role in the substantial improvement in the credit quality of the loan assets of the Company's principal bank subsidiary. The restricted stock award vests in three equal installments over a period of three years. The stock option and restricted stock grants described above have been adjusted for a subsequent two-for-one stock split, effective September 16, 1996, effected in the form of a 100% stock dividend, of Evergreen Common Stock.

In December 1996, the Company adopted the New Employment Agreement for the Chief Executive, which included an extension of the term, effective March 7, 1997, for an additional three years, and which may be extended by the Chief Executive for up to four additional years, through March 7, 2004. The New Employment Agreement provides for a base salary of not less than $317,500, and for future grants of 20,000 non-qualified stock options in each of 1997 and 1998, exercisable one year from the date of grant.

Deductibility of Compensation Expenses

Regulations under Section 162(m) of the Internal Revenue Code generally disallow a tax deduction to a public corporation for tax years after 1993 for compensation over $1 million for its chief executive officer or any of its four other highest-paid officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The 1995 Stock Incentive Plan was designed to meet the regulations so that stock options made under such plan will be excluded from the deduction limit, but existing stock option grants do not comply with the applicable regulations. No named executive of the Company earned more than $1 million in 1996, and there is no indication that any named executive will earn such amount in 1997. Consequently, Evergreen has not established a formal policy regarding such limit.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Human Resources and Nominating Committee acts as the Compensation Committee for Evergreen. During the past fiscal year there have been no Compensation Committee interlocks in compensation decisions except for Mr. Mashuta, who has an ownership interest in Evergreen's principal outside insurance broker. See "Certain Transactions" below.

                                       Robert F. Flacke, Chairman
                                       Anthony J. Mashuta
                                       William E. Philion
                                       Walter Urda

                                 PROPOSAL TWO
                     APPROVAL OF THE AMENDED AND RESTATED
                           1995 STOCK INCENTIVE PLAN

Amendments. The Human Resources and Nominating Committee (the "Committee") has recommended to the Board of Directors that the existing stock option program be continued. The Board of Directors has adopted, and is seeking stockholder approval of, amendments to the 1995 Stock Incentive Plan (the "1995 Stock Incentive Plan"), to increase the number of shares authorized for issuance thereunder and the other amendments set forth below. The following is qualified in its entirety by reference to the terms of the Amended and Restated 1995 Stock Incentive Plan as it is proposed to be amended, a copy of which is attached hereto as Annex A.

Number of shares authorized for Issuance -- The 1995 Stock Incentive Plan is being amended to increase the number of shares authorized for issuance under such plan from 600,000 to 900,000. As of March 1, 1997, there were 350,382 conditional shares or shares issued or issuable upon the exercise of stock options outstanding under the 1995 Stock Incentive Plan, leaving only 249,618 shares reserved for the future issuance of stock options. The principal reason for the request for an increased authorization is the 1996 Special Grant from Evergreen's Board of Directors to substantially all employees who had not previously participated in the 1995 Stock Incentive Plan, described in more detail below.

Maximum Award -- The 1995 Stock Incentive Plan provided that no more than 50,000 stock options or conditional shares, or any combination thereof, could be issued to any single participant in any plan year, but the provision was not adjusted in the event of stock dividend, split, or distribution that would change the number of shares of Common Stock outstanding. In 1996, Evergreen's Common Stock was split two for one in the form of a 100% stock dividend. The amendments would increase the Maximum Award in any plan year to 100,000, and provide that such maximum is adjusted in the future in the same manner as the total number of shares authorized for issuance under the plan.

Committee -- The 1995 Stock Incentive Plan required that the Committee be comprised of at least three "disinterested" directors, consistent with Rule 16b-3 in effect at the time. As a result of the 1996 amendments to Rule 16b-3, the 1995 Stock Incentive Plan is being amended to provide that the Committee be comprised of at least two "non-employee" directors.

Special 1996 Grant. In 1996, Evergreen's Board of Directors awarded "Evergreen Opportunity Shares" to nearly all employees who had not previously participated in the 1995 Stock Incentive Plan, comprised of a grant of 145,632 non-qualified stock options. This special grant was designed to broaden the stock participation among nearly all employees and create a direct incentive to building the Common Stock's value. Each grant was equal to the participant's base salary divided by the closing stock price on the date of grant, $15.75 per share on November 26, 1996, but stock options were awarded at a minimum level of 100 stock options for eligible part-time employees and
200 stock options for full-time employees.   The stock options under this
special grant do not become exercisable until Evergreen's stock price trades at or above $20.75 for three consecutive trading days, or five years, whichever occurs first.

Description of the 1995 Stock Incentive Plan.   The purpose of Evergreen's
employee stock option program is to provide a flexible mechanism to permit employees to obtain significant equity ownership in Evergreen, giving them a permanent stake in Evergreen's growth and success, and encouraging the continuation of their involvement with Evergreen.

The 1995 Stock Incentive Plan is administered by the Committee or such other committee appointed by the Board of Directors, consisting of two or more non-employee directors. Grants under the plan will be approved by either a Committee that meets the requirements set forth in Rule 16b-3 promulgated under the Exchange Act of 1934, or the full Board of Directors. No member of the Committee will be eligible to participate in the 1995 Stock Incentive Plan or shall have been eligible to participate in the 1995 Stock Incentive Plan during a one-year period prior to appointment.

Substantially all of the employees (including officers and employees who may be directors) of Evergreen and of any subsidiary shall be eligible to participate in the 1995 Stock Incentive Plan. Selection of employees eligible to participate in the 1995 Stock Incentive Plan is within the discretion of the Committee. Approximately 400 employees currently participate in the 1995 Stock Incentive Plan, comprising nearly all of the employees of the Company. Under the 1995 Stock Incentive Plan, up to 900,000 shares of Evergreen Common Stock may be optioned or granted to eligible employees, and no more than 100,000 stock options or conditional shares may be granted to any one participant during any plan year. Shares of Evergreen's Common Stock that are optioned or awarded under the 1995 Stock Incentive Plan may be either treasury shares or authorized but unissued shares. Shares reserved for issuance pursuant to expired or terminated options under the 1995 Stock Incentive Plan will be made available for future option grants under the 1995 Stock Incentive Plan. Any shares of Evergreen Common Stock that are delivered to or withheld by the Company to satisfy the tax withholding consequences of an option exercise or the grant or vesting of a conditional share award shall again be available for purposes of the 1995 Stock Incentive Plan.

The 1995 Stock Incentive Plan provides for appropriate adjustments in the aggregate number of shares of Common Stock subject to such plan and in the number of shares and the price per share, or either, of outstanding options in the case of changes in the capital stock of Evergreen resulting from any recapitalization, stock or unusual cash dividend, stock split or any other increase or decrease effected without receipt of consideration by Evergreen, or merger or consolidation in which Evergreen is the surviving company. The 1995 Stock Incentive Plan also provides that in any merger or consolidation, or other Change in Control, all stock options and awards shall become fully vested and all other restrictions on such grants shall lapse.

Under the 1995 Stock Incentive Plan, the Committee may grant to eligible employees either qualified or non-qualified stock options to purchase shares of Evergreen's Common Stock. The Committee may also provide that options may not be exercised in whole or in part for any period or periods of time; provided, however, that no option shall be exercisable by a participant who is subject to the provisions of Section 16 of the Exchange Act, until the lapse
of at least six months from the date of grant.   All options shall expire not
more than ten years from the date of grant. The Committee may provide that in the event the employment of an employee is terminated, the right to exercise options held under the 1995 Stock Incentive Plan may continue through its original expiration date or for such shorter period of time after such event as the Committee may determine appropriate. Options are generally not assignable or transferable other than by will or the laws of descent and distribution, or by a qualified domestic relations order, except as permitted by the Committee and, during the optionee's lifetime, the stock option may only be exercised by such optionee.

The price at which shares of Common Stock may be purchased pursuant to stock options granted by Committee will be determined by the Committee, but in no event will such price be less than the fair market value of the shares at the time that the option is granted. "Fair market value" is defined as the closing price of the Common Stock on the NASDAQ National Market System or principal stock exchange that the shares may be traded on as of the date of grant, or if such day is not a trading day, the next succeeding trading day. Generally, each stock option will become exercisable on the one year anniversary of the date of grant. The Committee may, in its discretion, provide at the date of grant for another time or times of exercisability of any such option subject to the terms and conditions of the 1995 Stock Incentive Plan. The Committee may, at any time prior to the expiration or termination of a stock option previously granted, extend the term of such option for such additional period (up to a total exercise period of not more than ten years) as it shall, in its discretion, deem necessary or appropriate.

The option price must be paid to Evergreen by the optionee in full prior to delivery of the Common Stock. If the optionee intends to obtain a permissible broker loan or simultaneously sell the exercised shares, the exercise shall not be deemed to have occurred until Evergreen receives the proceeds. The optionee may pay the option price in cash or with shares of Evergreen's Common Stock owned by him. The optionee has no rights as a stockholder with respect to the shares subject to option until shares of Common Stock are issued upon exercise of the option.

The 1995 Stock Incentive Plan has a term of ten years and no shares may be optioned and no rights to receive shares may be granted after the expiration of the plan. The Board of Directors is authorized to terminate or amend the 1995 Stock Incentive Plan, except that it may not be amended in contravention of Rule 16b-3 under the Exchange Act without stockholder approval, and no amendment or termination may materially and adversely affect any participant or an award theretofore granted under the Plan.

Benefits under the 1995 Stock Incentive Plan. There are no benefits to be received that depend on the approval of the Amended and Restated 1995 Stock
Incentive Plan as described above.   The stock option grants made in 1996 are
set forth above in tabular form under "Option/SAR Grants in Last Fiscal Year".

To be adopted, this proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy at the 1997 Annual Meeting of Stockholders.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the amendment to the 1995 Stock Incentive Plan.

                                PROPOSAL THREE
                                 AMENDMENTS TO
                     THE 1995 DIRECTORS STOCK OPTION PLAN

Amendments.   The Board of Directors has adopted, and is seeking stockholder approval of, the following amendments to the 1995 Directors Stock Option (the "Directors Stock Option Plan"):

Number of shares authorized for Issuance -- The Directors Stock Option Plan is being amended to increase the number of shares authorized for issuance under such plan from 60,000 to 90,000. As of March 1, 1997, there were 10,800 shares issuable upon the exercise of stock options outstanding or issued under the Directors Stock Option Plan, leaving 49,200 shares reserved for the future issuance of stock options. The principal reason for the request for an increased authorization is the increase in the formula provision, described in more detail below.

Number of shares granted annually under the Formula Provision -- The Directors Stock Option Plan is being amended to increase the number of stock options that are granted annually under the formula procedures under the Plan from 400 annually to 1,600 annually.

Administrator -- The Directors Stock Option Plan was previously administered by the Executive Vice President and Chief Administrative Officer of Evergreen. The amendments to Section 16b-3 under the Exchange Act require that the full Board of Directors administer the Plan, and the Directors Stock Option Plan is being amended to reflect this change.

Granting of Additional Stock Options -- As permitted under recent amendments to Section 16b-3 under the Exchange Act, the full Board of Directors may act to grant non-qualified stock options, in addition to the stock options provided under the existing formula method, to directors without impairing their status as "non-employee directors" for purposes of approving the grant of stock options to key employees in the Company's employee stock option plans. The Directors Stock Option Plan is being amended to add the flexibility for the Board of Directors to grant additional non-qualified stock options to directors, besides the annual grant provided under the formula under the plan, to the extent permitted under the Exchange Act and the rules and regulations thereunder.

Description of Directors Stock Option Plan.   The principal purpose of the
Directors Stock Option Plan is to provide a mechanism to align the interests of directors with Evergreen's growth and success, and encouraging the continuation of their involvement with Evergreen. The Directors Stock Option Plan terminates on, and no further options or awards will be made or granted thereunder after, May 1, 2005. The following summary describes the principal features of the Directors Stock Option Plan, taking into account the amendments set forth above that are being presented for stockholder approval.

A total of 90,000 shares of the Common Stock are reserved for issuance pursuant to non-qualified stock options (the "Director Options") issued under such plan. Stock options issuable under the Directors Stock Option Plan are granted at an exercise price equal to 100% of the Fair Market Value of the Common Stock on the date of grant. "Fair Market Value" is defined as the closing price of the Common Stock on the NASDAQ National Market System or principal stock exchange that the shares may be traded. Options are generally not assignable or transferable other than by will or the laws of descent and distribution, or as otherwise permitted by the Administrator, or by a qualified domestic relations order and, during the optionee's lifetime, the stock option may only be exercised by such optionee.

Under the proposed amendment, Director Options to purchase 1,600 shares of Evergreen's Common Stock will be granted annually following the Annual Meeting of Stockholders, to any eligible director. Director Options generally vest one year from the date of grant.

The Directors Stock Option Plan provides for appropriate adjustments in the aggregate number of shares of Common Stock subject to such plan, and in the corresponding number of shares and the price per share, or either, of outstanding options in the case of changes in the capital stock of Evergreen resulting from any recapitalization, stock or unusual cash dividend, stock split or any other increase or decrease effected without receipt of consideration by Evergreen, or merger or consolidation in which Evergreen is the surviving company. The Directors Stock Option Plan also provides that in any merger or consolidation, or other Change in Control, all Director Options shall become fully vested and any other restrictions shall lapse.

The Directors Stock Option Plan has a term of ten years and no shares may be optioned and no rights to receive shares may be granted after the expiration of the plan. The Board of Directors is authorized to terminate or amend the Directors Stock Option Plan, except that it may not increase the number of shares available thereunder, decrease the minimum price at which options may initially be granted, or extend the term of the Plan, without stockholder approval.

Benefits under the Directors Stock Option Plan. The benefits that depend on the approval of the amendments to the Directors Stock Option Plan as described above consist of an annual grant of 1,600 non-qualified stock options to each of the eleven outside directors listed above under "Nominees For Elections As A Director -- Background and Equity Ownership of Directors and Executive Officers," for a total of 19,600 stock options following the 1997 Annual Meeting.

To be adopted, this proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy at the 1997 Annual Meeting of Stockholders.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the amendments to the Directors Stock Option Plan.

                          Five-Year Performance Graph

The following graph compares the cumulative, five-year, stockholder return on Evergreen Common Stock for the years ended December 31, 1992, through December 31, 1996, assuming a $100 investment in Evergreen on December 31, 1991, and the reinvestment of dividends for the years indicated, to that of the S&P 500 Index and the NASDAQ Bank Stock Index, an average of all bank and thrift institutions that are not owned by holding companies and whose stock is traded on the NASDAQ National Market. Cumulative, five-year, stockholder return represents the change in stock price and the amount of dividends received over the indicated period, assuming the reinvestment of dividends.

                                  [line graph]

                   1992      1993      1994      1995      1996
S&P                $104      $112      $110      $148      $178
NASDAQ Bank Stock   152       197       199       288       363
Evergreen           106       101       127       198       284

Compliance With Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, generally requires Evergreen's officers and directors, and persons who own more than ten percent of a registered class of Evergreen's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely upon its review of the copies of such reports received by it, or upon written representations obtained from certain reporting persons, Evergreen believes that, during 1996, all Section 16(a) filing requirements applicable to its officers, directors, and greater-than-ten-percent stockholders were complied with, except that Mr. Ginsburg inadvertently filed his Report on Form 5 for the fiscal year ended December 31, 1995, approximately one month late.

Certain Transactions

Directors and executive officers of Evergreen, and certain business organizations and individuals associated with them, have been customers of, and have had banking transactions with, Evergreen in the ordinary course of business. Those transactions may include loans, commitments, lines of credit, and letters of credit. Evergreen uses Cool Insuring Agency, Inc. as the Company's insurance broker for substantially all of its business insurance. Mr. Mashuta, a director of Evergreen, is President and a substantial shareholder in privately-held Cool Insuring Agency, Inc. In 1996, Evergreen expended approximately $400,000 for insurance premiums that were processed through the insurance agency through a competitive bidding process that was designed and monitored by an independent consultant.

All transactions with interested parties were believed to have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not and do not involve more than the normal risk of collectibility or present other unfavorable features. Additional transactions with such persons and businesses are anticipated.

                            INFORMATION CONCERNING
                  EVERGREEN'S INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed KPMG Peat Marwick LLP, independent certified public accountants, as independent accountants for Evergreen and its subsidiary for the current fiscal year ending December 31, 1997. KPMG Peat Marwick has served as independent accountants for Evergreen since 1981. KPMG Peat Marwick has advised Evergreen that neither the firm nor any of its partners has any direct or material indirect interest in Evergreen.

A representative of KPMG Peat Marwick is expected to attend the 1997 Annual Meeting and will be given the opportunity to make a statement on behalf of the firm if he or she desires to do so. A representative of KPMG Peat Marwick also is expected to be available to respond to appropriate questions from stockholders.

                STOCKHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

Proposals of Evergreen stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by Evergreen at its principal executive offices on or before December 5, 1997, in order to be included in Evergreen's Proxy Statement and Form of Proxy relating to the 1998 Annual Meeting of Stockholders.

                               OTHER INFORMATION

Proxy Solicitation

This Proxy solicitation is being undertaken by Evergreen. The cost of soliciting Proxies for the 1997 Annual Meeting will be paid by Evergreen. In addition to the solicitation of stockholders of record by mail, regular employees of Evergreen (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Evergreen will also be contacting brokers, dealers, banks, or voting trustees or their nominees, who can be identified as record holders of Evergreen Common Stock. Such nominee or other record holders will provide information concerning quantities of proxy materials and Annual Reports needed to supply such materials to the beneficial owners, and Evergreen will reimburse them for the expense of mailing proxy materials and 1996 Annual Reports to such persons.

Miscellaneous

The management of Evergreen knows of no other matters that are to be brought before the 1997 Annual Meeting. If any other matters come properly before the 1997 Annual Meeting, the persons designated as Proxies will vote on such matters in accordance with their best judgment.

Upon the written request of any person whose Proxy is solicited by this Proxy Statement, Evergreen will furnish to such person without charge (other than for exhibits) a copy of Evergreen's Annual Report on Form 10-K for its fiscal year ended December 31, 1996, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Requests may be made to Evergreen Bancorp, Inc., 237 Glen Street, Glens Falls, New York 12801,
Attention: Kathleen Martinez, Secretary.

                                       By order of the Board of Directors,

                                       Kathleen Martinez
                                       Secretary
April 4, 1997

                                                                       ANNEX A
                            EVERGREEN BANCORP, Inc.

                             AMENDED AND RESTATED
                           1995 STOCK INCENTIVE PLAN

1.     Purpose.   The purpose of the Evergreen Bancorp, Inc. (the "Company")
1995 Stock Incentive Plan (henceforth the "Plan") is to advance the interests of the Company and its stockholders by aiding the Company in attracting, retaining and motivating employees of the Company and its Affiliates.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)     "Affiliate" means:

(i) A member of a controlled group of corporations of which the Company is a member; or

(ii) Any majority-owned subsidiary of either the Company or its principal banking subsidiary, Evergreen Company, N.A.; or

(iii) An unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended (henceforth the "Code") and regulations issued thereunder. For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in
Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C) of the Code.

(b) "Award" means the grant of any Stock Option, Limited Alternate Right or Conditional Share granted under the Plan.

(c)     "Board" means the Board of Directors of the Company.

(d) "Change in Control" means, for purposes of the Plan, an event of the nature that:

(i) Would be required to be reported in response to Item 1(a) of the current report on Form F-3, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; or

(ii) Results in a Change in Control of the Company within the meaning of the Change in Bank Control Act of 1978, as amended, and the Rules and Regulations promulgated by the Federal Deposit Insurance Company at 12 C.F.R. Section 303.4(a), as in effect on the date hereof; or

(iii) Without limiting the above conditions, such a Change in Control shall be deemed to have occurred at such time as:

(A) Any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act), or group of persons acting in concert, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of any class of equity securities of the Company representing 25% or more of a class of equity securities, except that a securities purchase or purchases by the Company's employee stock ownership plan and trust that exceeds, in the aggregate, 25% or more of a class of equity securities shall not be deemed to be a Change in Control under this Plan; or

(B) Individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's shareholders was approved by the same Committee serving under an Incumbent Board, shall be, for purposes of this clause (B) considered as though he were a member of the Incumbent Board; or

(C) A plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or any similar transaction occurs in which the Company is not or will not be the resulting entity; or

(D) A proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Company; or

(E) A tender offer is made for 25% or more of the voting securities of the Company then outstanding.

(e)     "Code" means the Internal Revenue Code of 1986, as amended.

(f) "Committee" means the Human Resources and Nominating Committee of the Board. Such committee, or a subcommittee thereof formed for the purposes of making discretionary awards under this Plan, shall be comprised at all times solely of at least two "non-employee directors", as that term is defined under Rule 16b-3 of the Exchange Act promulgated by the Securities and Exchange Commission, or any successor regulation.

(g) "Common Stock" means the common stock, par value $3.33-1/3 per share, of the Company.

(h) "Conditional Share" means a share of the Common Stock of the Company, such share becoming the sole property of a Participant upon the fulfillment of performance and/or tenure requirements as set forth by the Committee pursuant to Section 7 of the Plan.

(i)     "Date of Grant" means the date an Award is made to a Participant.

(j) "Disability" means any physical or mental condition which may reasonably be expected to be permanent and which renders the Member incapable of continuing as an employee for his customary Hours of Employment, provided, however, that such disability originated while the Member was in the active service of the Employer, and (1) did not arise while engaged in or as a result of having engaged in an illegal or criminal act or an act contrary to the best interests of the Employer, or (2) did not result from habitual drunkenness or addiction to narcotics or a self-inflicted injury while sane or insane. To aid the Committee and determining whether such disability exists, the Committee may require, as a condition precedent to the receipt of any benefits hereunder, that the Employee submit to examinations by one or more duly licensed and practicing physicians selected by the Committee.

(k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(l) "Fair Market Value" means with respect to shares of Common Stock or other property, the fair market value of such shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the shares are listed on any established stock exchange or a national market system then, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the mean between the closing price per share on the immediately preceding date (or, if the shares were not traded on that day, the next preceding day that the shares were traded) on the national market system or principal exchange on which the Common Stock is traded, as such prices are officially quoted.

(m) "Normal Retirement" means retirement at the normal or early retirement date as set forth in any tax-qualified retirement/pension plan of the Company. If no such plan is in place, it shall mean termination of employment at or after age 65.

(n) "Participant" means any employee of the Company or its Affiliates selected by the Committee to participate in the Plan for the current Plan year.

(o) "Plan Year" means a calendar year commencing on or after January 1, 1995.

(p) "Stock Option" shall mean a right granted to a Participant to purchase Common Stock of the Company at a specified price (the "Strike Price") for a specified period. Such Stock Options may be granted by the Committee as either:

(i) Incentive Stock Options -- Those Stock Options so specified by the Committee at the Date of Grant as being intended to comply with the provisions of Section 422 of the Internal Revenue Code of 1986 as from time to time amended; or

(ii) Non-Qualified Stock Options -- Those Stock Options so specified by the Committee at the Date of Grant as not being intended to qualify as Incentive Stock Options.

(q) "Stock Agreement" shall mean the agreement entered into between the Company and the Participant pursuant to the terms of the Company's 1995 Stock Incentive Plan.

(r) "Termination for Cause" means the Company's termination of any Participant's employment for the following:

(i) the commission of any
intentional acts or conduct by the Participant involving moral turpitude;

(ii) the gross negligence by the Participant in complying or otherwise in performing his required duties for the Company;

(iii) the commission of any intentional act of dishonesty in the performance of the Participant's duties for the Company; or

(iv) the deliberate and intentional refusal by Participant during the term of his employment, other than by reason of incapacity due to illness or accident, to obey lawful directives from the chief executive officer or the Board of Directors of the Company.

3.     Administration.   (a)  Authority of the Committee.  Except as expressly
provided in this Plan, the Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the
Plan:

(i)  to select participants to whom Awards may be granted;

(ii)  to designate Affiliates;

(iii) to determine the type or types of Awards to be granted to each Participant;

(iv) to determine the type and number of Awards to be granted, the number of shares of Common Stock to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, and any bases for adjusting such exercise, grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, shares of Common Stock, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant;

(vii) to prescribe the form of each Stock Agreement, which need not be identical for each Participant;

(viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Stock Agreement, or other instrument hereunder;

(x) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and

(xi) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Affiliates, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to
Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

(c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4.     Participation.      (a) Each Plan Year, the Committee shall, in its
sole discretion, determine which employees of the Company and its Affiliates shall participate in the Plan. Participation in the Plan for one Plan Year is neither a guarantee of participation in future Plan Years nor a guarantee of future employment.

(b) At the time an employee is named as a Participant in the Plan, the Committee shall notify such Participant of the Award. Such notification shall identify:

(i) The number of Stock Options granted (if any) and their terms and conditions, including whether such stock options carry Limited Alternate Rights; and

(ii) The number of Conditional Shares granted (if any) and their terms and conditions.

5. Stock Options. (a) The Committee shall have the right to grant Stock Options to a Participant pursuant to this Section 5, and establish the terms and provisions, including but not limited to the exercise price, option term
and methods of exercise.   A Stock Option Award shall not be considered an
Incentive Stock Option unless it is specifically designated as such in the
Stock Option Agreement.   All Stock Option Awards shall be presumed to be Non-
Qualified Stock Options unless it is specifically stated to the contrary in a Stock Agreement.

(b) Stock Options shall be granted at the Fair Market Value of the Common Stock on the Date of Grant except as provided for Incentive Stock Options in
Section 5(g) below.

(c) Unless otherwise determined by the Committee, Non-Qualified Stock Options shall be exercisable for their remaining term following death or Disability or Normal Retirement, for three years following termination of employment by the Company for reasons other than Cause, and shall be immediately forfeited if an employee terminates employment for an other
reason, or following Termination for Cause.   Incentive Stock Options shall be
exercisable for one year following death or disability; for three months following Normal Retirement or termination of employment by the Company for reasons other than Cause. Incentive Stock Options shall be immediately forfeited if an employee terminates employment for any other reason, or following Termination for Cause. Notwithstanding the foregoing, Stock Options shall in no event be exercisable after the date specified in the Stock Option Agreement relating thereto.

(d)     No Stock Options shall be exercisable for more than 10 years following
the Date of Grant.   No Incentive Stock Option may be exercisable earlier than
at least one year following the Date of Grant.

(e) Unless otherwise determined by the Committee, Stock Options may be exercised by tendering cash, a certified check, Common Stock then owned by the Participant or any combination thereof, to the Office of the Secretary of the Company, provided that any shares of Common Stock tendered which were acquired through a previous Stock Option exercise were held by the Participant for at least six months from the Date the Grant pursuant to which they were acquired was granted. If the optionee intends to obtain a permissible broker loan or a simultaneous order to sell the shares issuable upon exercise of any Options, upon the giving of at least 48 hours prior written notice to the Company, exercise thereof shall not be deemed to occur until the Company receives the proceeds of the recipient's broker loan or other permitted transaction.

(f) To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other plan of the Company or an Affiliate of the Company exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

(g) No Incentive Stock Option shall be granted to a Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Company or any Affiliate of the Company, unless the Strike Price of the shares or Common Stock issuable upon exercise of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value (at the time the Incentive Stock Option is granted), and the Incentive Stock Option is not exercisable more than five (5) years from the date it is granted.

6. Limited Alternate Rights. (a) The Committee may, in its sole discretion, grant Limited Alternate Rights in tandem with any Stock Option Award.

(b) Limited Alternate Rights shall entitle the holder to receive, in lieu of exercising the Stock Option to which such Limited Alternate Rights relate (in which event such Stock Option shall terminate), an amount in cash equal to 100 percent of the excess of the Fair Market Value of the Common Stock on the date of exercise times the number of rights tendered, over the aggregate Strike Price of the Stock Options to which the Limited Alternate Rights relate.

(c)      Limited Alternate Rights shall only become vested and exercisable:

(i)     If there is a Change in Control of the Company; and,

(ii) The Stock Option to which the Limited Alternate Right is attached has been held by the Participant for a period of at least six months at the time the Change in Control has occurred.

7.     Conditional Shares.   (a)     The Committee shall have the right to
grant Conditional Shares to a Participant pursuant to this Section 7, and establish the terms and provisions, including but not limited to vesting provisions and conditions of forfeiture.

(b) Conditional Shares represent the right to receive free of any restrictions, shares of Common Stock on the completion of specified performance and/or tenure requirements as set forth in a Participant's Conditional Share agreement by the Committee. At the discretion of the Committee, such shares may be issued to the Participant at the time of the grant, provided such shares bear a restrictive legend specifying that such shares cannot be sold or otherwise transferred by the Participant.

(c) Conditional Shares shall be vested in full following death, Disability or Normal Retirement. If a Participant terminates employment with the Company for any other reason, all unvested Conditional Shares shall be forfeited, except as may be determined in the judgment of the Committee.

(d) A Participant holding Conditional Shares shall, unless otherwise determined by the Committee, be entitled to receive dividends and exercise voting rights with respect to such Conditional Shares even though such Conditional Shares have not vested.

8.     Designation Of Beneficiary.   A Participant may, with the consent of
the Committee, designate a person or persons to receive or exercise, in the event of the Participant's death, any Award to which the Participant would have been entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails to effectively designate a beneficiary, then the Participant's estate, or legal representative, will be deemed to be the beneficiary. Except as provided in this Section 8 and except for transfers by will or laws of descent and distribution, or except as permitted by the Committee, all awards granted pursuant to the Plan shall be nontransferable.

9. Change in Control Provisions. In the event of a Change in Control, the following acceleration and cash-out provisions shall apply unless otherwise provided by the Committee at the time of the Award grant. All outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable at the time of the Change in Control. Unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse, and all performance criteria and other conditions to payment of Awards under which payments of cash, shares of Common Stock or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company at the time of the Change in Control.

10. Miscellaneous Provisions. (a) Tax Withholding. The Company's obligations under the Plan shall be subject to applicable federal, state, and local tax withholding requirements. Federal, state, and local withholding tax due at the time of a grant or upon the exercise of any Award may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Participant upon such terms and condition as the Committee shall determine. If the Participant shall fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to refuse to issue the shares of Common Stock relating to the Award and/or to deduct from any payment of any kind otherwise due to such Participant an amount equal to any federal, state, or local taxes of any kind required to be withheld by the Company.

(b) Amendment. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders of the Company or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders to the extent such stockholder approval is required under Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

(c) Applicable Law. The Plan will be administered in accordance with the laws of the State of New York, without regard to its principles of conflict of laws, to the extent not governed by relevant provisions of the Exchange Act and other federal law.

(d)     Shares Authorized.   The Committee shall be authorized to make Awards
of Stock Options, Conditional Shares or any combination thereof representing up to 900,000 shares of Common Stock, subject to adjustment as provided below. Any shares of Evergreen Common Stock that are delivered to or withheld by the Company to satisfy the tax withholding consequences of an option exercise or the grant or vesting of a conditional share award shall again be available for purposes of the 1995 Stock Incentive Plan.

(e) Maximum Award. No Participant may receive an Award of Stock Options, Conditional Shares or any combination thereof, representing more than 100,000 shares in any Plan Year, subject to adjustment as provided below.

(f) Adjustments in Common Stock for Recapitalizations, Splits, etc. In the event that the Committee shall determine that any dividend in Common Stock, recapitalization, Common Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the shares of Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of:

(i) the number and kind of shares which may thereafter be issued under the Plan,

(ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards,

(iii) the exercise price, grant price, or purchase price relating to any Award, and

(iv) the Maximum Award; provided, however, in each case that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with
Section 424(a) of the Code, unless the Committee determines otherwise.
In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

(g) Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Stock Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of shares of Common Stock under any Award until completion of such stock exchange or market system listing or registration or qualification of such shares of Common Stock or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any shares Common Stock under federal or state law.

(h) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, shares of Common Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(i) Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

11.     Effective Date Of The Plan.   The Plan, as amended and restated, shall
become effective January 16, 1997, subject to approval by a majority vote of the shareholders of record of the Company at the 1997 annual meeting. The Plan shall terminate on April 1, 2005, or such earlier date as determined by the Board.

Effective Date: April 20, 1995; amended and restated effective January 16, 1997.